Exhibit 10.7

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT, by and between MAGELLAN HEALTH SERVICES, INC., on behalf of itself and its subsidiaries and affiliates (collectively referred to as “Employer”), and Anthony Kotin (“Employee”), is entered into as of the effective date of the Employment Agreement by and between Employer and Employee (“Agreement”).

WHEREAS, Employer desires to obtain the services of Employee and Employee desires to render services to Employer; and

WHEREAS, the parties wish to modify the Agreement.

NOW, THEREFORE, intending to be legally bound and upon good and valuable consideration, the parties agree as follows:

1.     The following shall be inserted in Section 4 of the Agreement as Subsection (c):

“(c)    Additional Compensation.  In addition to the base salary and benefits provided for in Sections 4(a) and (b), Employee will receive a $50,000 sign-on bonus, which will be payable no later than thirty days after Employee’s first day of employment.  Employee will also receive an additional $25,000 bonus, which will be payable at the time Employer’s Short Term Incentive Plan is funded and awarded, based on 2003 results.  If Employee’s employment with Employer terminates, payment or nonpayment of the bonuses in this Subsection will be in accordance to the terms of the Employment Agreement.  In addition, Employee is eligible to participate in Magellan’s Short Term Incentive Plan for the fiscal year beginning January 1, 2004.  The award of a bonus under this Plan, and the amount of any such bonus awarded, is at the complete discretion of Employer and is based upon corporate performance and individual performance against goals for the Plan year in addition to the funding level approved by Employer’s Board of Directors.  The terms and provisions of the Short Term Incentive Plan will apply.  Though the bonus remains discretionary, the target level for Employee’s bonus under this Plan is 50% of his annual base salary.”

2.     All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

3.     All other terms and provisions of the Agreement not modified as set forth herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 27th day of October, 2003.

MAGELLAN HEALTH SERVICES, INC.
“Employee”	“Employer”

/s/ Anthony M. Kotin	By:	/s/ Steve Shulman

	Name:	Steve Shulman

	Title:	Chief Executive Officer